SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement                [ ] Confidential, for use of the
[X]  Definitive Proxy Statement                     the Commission only
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-ll(c) or Rule 14a-12


                        CADUS PHARMACEUTICAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

          ----------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid: $______________
     (2)  Form, Schedule or Registration Statement No.: _________________
     (3)  Filing Party: _________________
     (4)  Date Filed: __________________

                        CADUS PHARMACEUTICAL CORPORATION
                                767 Fifth Avenue
                            New York, New York 10153


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 13, 2001

To the Stockholders of Cadus Pharmaceutical Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Cadus Pharmaceutical Corporation (the "Company") will be held on Wednesday, June 13, 2001, at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, 8th Floor, New York, New York 10022, at 2:00 p.m. local time.

     The Meeting will be held for the following purposes:

     1. To elect six directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     2.   To vote on a proposal submitted by a stockholder.

     3. To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

     The Board of Directors of the Company fixed the close of business on May 4, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.
Consequently, only stockholders of record at the close of business on May 4, 2001 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

     Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

New York, New York
May 10, 2001
                                              By Order of the Board of Directors

                                              Russell D. Glass
                                              President

                        CADUS PHARMACEUTICAL CORPORATION
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 702-4315

                            ------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Cadus Pharmaceutical Corporation (the "Company), to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, June 13, 2001, at 2:00 p.m. local time, at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, 8th Floor, New York, New York 10022, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about May 10, 2001.

     Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of six directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified; (ii) a proposal submitted by a stockholder; and (iii) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.


                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record of shares of Common Stock at the close of business on May 4, 2001 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, 13,144,040 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. Approval of the stockholder proposal requires a majority of the total votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, therefore, will have the same legal effect as a vote against a motion presented at the Meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board's nominees for director and against the stockholder proposal. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

     The executive officers and directors of the Company as a group own or may be deemed to control approximately 37.9% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of the election of the nominees for the Board of Directors of the Company set forth herein and against the stockholder proposal described herein.

     The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.


                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 4, 2001, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each Named Executive Officer (as defined below under "EXECUTIVE COMPENSATION-Summary Compensation") and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the "Commission") or upon information provided by such persons to the Company.

                                            NUMBER OF SHARES      PERCENTAGE OF
                                          AMOUNT AND NATURE OF     OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)   BENEFICIAL OWNERSHIP   SHARES OWNED(2)
------------------------------------      --------------------   ------------
Carl C. Icahn** ..........................    3,373,216(3)          25.66%
    767 Fifth Avenue
    New York, New York 10153

Bristol-Myers Squibb .....................    1,927,673             14.67%
    P.O. Box 4000
    Route 206 and Province Line Road
    Princeton, New Jersey 08543-4000

Physica B.V. (4) .........................    1,599,942             12.17%
    C.J. van Houtenlaan 36
    1381 CP Weesp
    The Netherlands

SmithKline Beecham Corporation ...........      660,962(5)           5.03%
    One Franklin Plaza
    Philadelphia, PA 19102

Charles Woler ............................           --                 *

James R. Broach** ........................      110,667(6)              *

Russell D. Glass** .......................           --                 *

Peter S. Liebert, M.D** ..................       20,334(7)              *

Siegfried G. Schaefer, Ph.D** ............    1,599,942(8)          12.17%

Jack G. Wasserman** ......................       14,500(9)              *

All executive officers and directors .....    5,118,659(10)         38.83%
  as a group (7 persons)

----------
*    Less than one percent
**   Nominee for election to the Board

(1) Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 767 Fifth Avenue, New York, NY 10153. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2) Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of March 15, 2001, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.

(3) Includes 2,258,790 shares of Common Stock held by High River Limited Partnership. Mr. Icahn is the sole shareholder of the sole general partner of High River Limited Partnership. Also includes 12,000 shares of Common Stock that Mr. Icahn currently has the right to acquire upon the exercise of stock options.

(4)  Physica B.V. is an affiliate of Solvay Pharmaceuticals.

(5) Includes 330,481 shares of Common Stock held by SmithKline Beecham p.l.c., an affiliate of SmithKline Beecham Corporation.

(6) Consists of 110,667 shares of Common Stock which Dr. Broach currently has the right to acquire upon the exercise of stock options.

(7) Includes 12,000 shares of Common Stock which Dr. Liebert currently has the right to acquire upon the exercise of stock options.

(8) Consists of 1,599,942 shares of Common Stock held by Physica B.V., an affiliate of Solvay Pharmaceuticals. Professor Schaefer is the head of worldwide research at Solvay Pharmaceuticals. Professor Schaefer may be deemed the beneficial owner of the 1,599,942 shares of Common Stock held by Physica B.V., but disclaims such beneficial ownership.

(9) Consists of 14,500 shares of Common Stock which Mr. Wasserman currently has the right to acquire upon the exercise of stock options.

(10) Includes (a) 149,167 shares of Common Stock issuable upon exercise of options and (b) 1,599,942 shares of Common Stock held by Physica B.V. See footnotes (3), (6), (7), (8) and (9).


                              ELECTION OF DIRECTORS
                                    (Item 1)

     The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Properly executed proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

        James R. Broach                           Peter S. Liebert
       Russell D. Glass                           Siegfried G. Schaefer
         Carl C. Icahn                             Jack G. Wasserman

     Information about the foregoing nominees is set forth under "MANAGEMENT" below.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board held four meetings in 2000. Each director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

     The Board has a Compensation Committee, consisting of Messrs. Liebert and Wasserman, which makes recommendations regarding salaries and incentive compensation for employees of and consultants to the Company and which administers the 1993 Stock Option Plan and the 1996 Incentive Plan. It does not have a Nominating Committee or an Audit Committee or any committees performing similar functions. The Compensation Committee held no meetings in 2000.

     The non-employee directors receive $1,000 for each meeting of the Board attended and $500 for each meeting of a committee of the Board attended.


                                   MANAGEMENT

     Information with respect to the executive officers, directors and nominees for director of the Company as of May 4, 2001 is set forth below:

Name                                 Age  Position
----                                 ---  --------


James R. Broach, Ph.D.**             52   Director

Russell D. Glass**                   38   President, Chief Executive Officer
                                          and Director

Carl C. Icahn**                      65   Director

Peter S. Liebert, M.D.**(1)          65   Director

Professor Siegfried G. Schaefer**    52   Director

Jack G. Wasserman (1)**              63   Director


----------

**   Nominee for Election to the Board.

(1)  Member of the Compensation Committee.


     JAMES R. BROACH, PH.D., a scientific founder of the Company and inventor of the Company's yeast-based drug discovery technology, has been Director of Research of the Company since its inception. He is and has been since 1984 a Professor at Princeton University in the Department of

Molecular Biology. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University.

     CARL C. ICAHN became a director of the Company in July 1993. He was a Co-Chairman of the Board of Directors from May 1995 to May 1996. Mr. Icahn has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Since August 1998, he has also served as Chairman of the Board of Lowestfare.com, LLC, an internet travel reservations company. From October 1998, Mr. Icahn has been President and a Director of Stratosphere Corporation which operates the Stratosphere Hotel and Casino. Since September 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc., GB Property Funding, Inc. and Greate Bay Hotel & Casino, Inc. which owns and operates the Sands Hotel in Atlantic City, NJ. Mr. Icahn received his B.A. from Princeton University.

     RUSSELL D. GLASS became a director of the Company in June 1998 and President and Chief Executive Officer in April 2000. Since April 1998 Mr. Glass has been President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm. Since August 1998 he has also served as Vice-Chairman and Director of Lowestfare.com, Inc., an internet travel reservations company. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Previously, Mr. Glass served as a Director of Automated Travel Systems, Inc., a software development firm. He currently serves as a Director of Axiom Biotechnologies Inc., a developer of pharmacology profiling systems; National Energy Group, Inc., an oil & gas exploration and production company; Next Generation Technology Holdings, Inc.; and the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

     PETER S. LIEBERT, M.D., became a director of the Company in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is affiliated with Babies Hospital of Columbia Presbyterian. He is Clinical Associate Professor of Surgery, College of Physicians and Surgeons, Columbia University. He is also Chairman of the Board of Rx Vitamins, Inc. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University.

     PROFESSOR SIEGFRIED G. SCHAEFER became a director of the Company in January 1998. Dr. Schaefer has been head of worldwide research at Solvay Pharmaceuticals since July 1997 and the head of research at a Dutch division of Solvay Pharmaceuticals from May 1996 to July 1997. From September 1992 to July 1997 Dr. Schaefer was a department head for project management at an affiliate of Solvay Pharmaceuticals. Dr. Schaefer has a Ph.D. in Biology from the University of Bochum and a Doctorate in Pharmacology and Toxicology from the University of Munich. Dr. Shaefer is currently a Professor at the University of Hamburg in the Department of Pharmacology and Toxicology.

     JACK G. WASSERMAN became a director of the Company in May 1996. For the past five years, Mr. Wasserman has been a senior partner in Wasserman, Schneider, Babb & Reeds, a New York law firm that concentrates its practice in legal matters relating to international trade. Mr. Wasserman is a director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Wasserman is also a director of National Energy Group, Inc., a public company engaged in oil exploration. Mr. Wasserman received a B.A. from Adelphi
University, a J.D. from Georgetown University and a Graduate Diploma from the Johns Hopkins University School of Advanced International Studies.

OTHER MATTERS RELATING TO DIRECTORS

     On January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern District of New York against Carl C. Icahn, Icahn Associates Corp. and High River Limited Partnership ("High River") (a limited partnership controlled by Mr. Icahn) alleging that High River's tender offer for Reliance 9% senior notes violated Section 14(e) of the Securities Exchange Act of 1934. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. The Court then denied Reliance's motion for a preliminary injunction and ordered dissolution of the temporary restraining order following dissemination of the supplement. Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiffs' stay application. On January 30, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint against Mr. Icahn and his affiliates was dissolved. On March 22, 2001, the Court of Appeals ruled in favor of Mr. Icahn by affirming the judgment of the District Court.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION

     The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended December 31, 2000, 1999 and 1998, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during 2000 (collectively, the "Named Executive Officers"):


                           Summary Compensation Table

                                                                                                         Long-Term
                                                                                                       Compensation
                                                                                                          Awards
                                                                             Annual Compensation        Securities
                                                                          -------------------------     Underlying      All Other
Name and Principal Position                                    Year       Salary ($)       Bonus ($)    Options (#)    Compensation
---------------------------                                    ----       ---------        --------     ----------       --------
Russell D. Glass (1) ...................................       2000            --             --              --             --
  President and Chief Executive Officer
Charles Woler (2) ......................................       2000       110,000             --              --        497,500(2)
  Former President and Chief Executive Officer                 1999       307,500             --         129,855             --
                                                               1998       125,000(3)          --         295,145         53,225(4)

----------

(1) Mr. Russell D. Glass became the Company's President and Chief Executive Officer in April 2000. He serves in such capacity without compensation.

(2) Dr. Woler resigned as President and Chief Executive Officer of the Company in April 2000 and received a severance payment of $497,500 pursuant to his employment agreement.

(3) Dr. Woler joined the Company in October 1998 and received a salary at the rate of $300,000 per annum for 1998.

(4) All other compensation consists of relocation expenses paid by the Company on behalf of Dr. Woler.

OPTION GRANTS

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2000 by the Company to the Named Executive Officers:


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                 Individual Grants
                              -----------------------------------------------------------      Potential Realizable Value
                                                Percent of                                      At Assumed Annual Rates
                                                  Total                                              of Stock Price
                              Securities         Options                                        Appreciation for Option
                              Underlying        Granted to       Exercise                              Terms ($)
                                Options        Employees in       Price        Expiration      --------------------------
           Name               Granted (#)      Fiscal Year      ($/share)         Date              5%            10%
           ----               -----------      -----------      ---------        ------            ----          -----
Russell D. Glass...........       --                --              --            --                --             --

Charles Woler..............       --                --              --            --                --             --


OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning each exercise of stock options, during the fiscal year ended December 31, 2000 by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                             Number of
                                                                       Securities Underlying              Value of Unexercised
                                                                       Unexercised Options at           In-The-Money Options at
                                                                        December 31, 2000(#)              December 31, 2000($)
                               Shares          Aggregate            ----------------------------      ----------------------------
                             Acquired on         Value
          Name                Exercise        Realized ($)          Exercisable    Unexercisable      Exercisable    Unexercisable
          ----                --------        ------------          -----------    -------------      -----------    -------------
Russell D. Glass.........              --               --              --              --                 --             --

Charles Woler............          30,000          $82,500              --              --                 --             --

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's  Compensation Committee is composed of Peter Liebert and Jack
G. Wasserman. Neither Mr. Liebert nor Mr. Wasserman is or was an officer or employee of the Company.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     INTRODUCTION

     The Compensation Committee of the Board is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective. In 2000, the Company had no officers other than its current Chief Executive Officer who is serving in such capacity without compensation and its former Chief Executive Officer who resigned in April 2000 and who was paid in accordance with his existing employment agreement with the Company. Accordingly, the following report of the Compensation Committee is not directly applicable to calendar year 2000 but is presented for historical perspective.

     PHILOSOPHY

     The Company's executive compensation program historically has sought to encourage the achievement of business objectives and superior corporate performance by the Company's executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, years of service, the executive's total compensation and the Company's financial condition generally.

     COMPONENTS OF EXECUTIVE COMPENSATION

     Historically, the Company's executive employees have received cash-based and equity-based compensation.

     CASH-BASED COMPENSATION. Base salary represents the primary cash component of an executive employee's compensation, and is determined by evaluating the responsibilities associated with an employee's position at the Company and the employee's overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company's management and employees are best motivated through stock option awards and cash incentives.

     EQUITY-BASED COMPENSATION. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company's officers have historically been applicable to the Chief Executive Officer. However, the current Chief Executive Officer, Russell D. Glass, is serving in such capacity without compensation.

                  Peter Liebert
                  Jack G. Wasserman

REPORT OF THE BOARD OF DIRECTORS IN LIEU OF REPORT OF AN AUDIT COMMITTEE

     The Company does not have an audit committee and the Board has not adopted a written charter for an audit committee.

     The members of the Board of Directors are James R. Broach, Russell D. Glass, Carl C. Icahn, Peter S. Liebert, Siegfried G. Schaefer and Jack G. Wasserman. With the exception of Russell D. Glass, who is an officer of the Company, and Siegfried G. Schaefer, who is head of worldwide research at Solvay Pharmaceuticals from which the Company received payments exceeding 5% of the Company's revenues in 1998 and 1999, each member of the Board is an independent director, as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

     The Board of Directors has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with both management and the independent accountants. The Board also discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 and No. 90.

     The Board received from the independent accountants the written disclosures required by Independent Standards Board Standard No. 1 and discussed with the independent accountants that firm's independence.

     The Board received the following information concerning the fees of the independent accountants for the year ended December 31, 2000 and has considered whether the provision of these services is compatible with maintaining the independence of the independent accountants:

         o Audit Fees (including review of 10-Qs)............   $57,000
         o Financial Information Systems Design and
             Implementation Fees.............................   $     0
         o All Other Fees....................................   $12,750

     Based on the foregoing review and discussions, the Board of Directors approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

By the Board of Directors:

         James R. Broach
         Russell D. Glass
         Carl C. Icahn
         Peter S. Liebert
         Siegfried G. Schaefer
         Jack G. Wasserman

COMPARATIVE STOCK PERFORMANCE GRAPH

         The following graph provides a comparison of the cumulative total return* for the Nasdaq Composite Index, the Nasdaq Biotechnology Index and the Company since the Company's initial public offering on July 17, 1996.

                         COMPARISON OF CUMULATIVE RETURN
       among Cadus Pharmaceutical Corporation, the Nasdaq Composite Index
                       and the Nasdaq Biotechnology Index

                              [LINE GRAPH OMITTED]



     * $100 invested July 17, 1996 in the Company's Common Stock or in the index indicated, including reinvestment of dividends.

     Corresponding index values and the Company's Common Stock price values are given below:


                        7/17/96 12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
                        -------  -------   -------   -------   -------   -------
Cadus                   100.000   125.00    91.071    27.686     4.429    10.287
Nasdaq Composite
  Index                 100.000  118.808   144.513   201.784   374.482   227.352
Nasdaq Biotechnology
  Index                 100.000  112.562   112.484   162.291   327.240   402.476

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During 1998, the Company loaned $15,000 to Dr. Charles Woler, the then Chief Executive Officer of the Company. The loan bore interest at 5.5% per annum. Principal and interest were repayable in monthly installments of $453 over 3 years. In April 2000, Dr. Woler repaid the remaining balance of the loan.

     In August 1999,  the  Company's  guarantee  of a $286,000  loan made to Dr.
James Broach by a third party was called by such third party, which also foreclosed on $286,000 of cash collateral securing the Company's guarantee. Dr. Broach executed and delivered to the Company a $286,000 interest-bearing promissory note payable to the order of the Company on August 31, 2000 to evidence his debt to the Company arising from the Company's guarantee of such loan. In March 2000, Dr. Broach prepaid the promissory note in its entirety.


                             INDEPENDENT ACCOUNTANTS

     The Board selected KPMG LLP as the Company's independent accountants for its fiscal year ending December 31, 2001. Representatives of KPMG LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.


                    COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Reporting persons are required to furnish the Company with copies of all such forms that they file. To the Company's knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company's directors, officers and greater than ten percent beneficial owners made all required filings during fiscal year 2000 in a timely manner.

                              STOCKHOLDER PROPOSAL
                                    (Item 2)

     The following proposal was submitted by a stockholder. If the stockholder proponent, or a representative who is qualified under state law, is present and submits his proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with Federal securities regulations, we include the stockholder proposal together with the supporting statement exactly as submitted by the proponent. Properly executed proxies not marked to the contrary will be voted "AGAINST" the stockholder proposal.

     Jeff Berg of 7631 US Highway 290 West #431, Austin, TX 78736, beneficial owner of 260,100 shares of Cadus Pharmaceutical Corporation Common Stock, submitted the following proposal:

SHAREHOLDER RESOLUTION TO RETURN EXCESS CASH TO SHAREHOLDERS

RESOLVED: Shareholders of Cadus Pharmaceutical Corp. request that the board of directors pursue returning the Company's excess cash to its shareholders as soon as reasonably practicable by executing (1) a cash distribution of capital, and/or (2) share buybacks at less than intrinsic cash value, and/or (3) other means which do not deprive shareholders of the intrinsic value of their shares.

SUPPORTING STATEMENT: Other than the existence of tax loss carry forwards, it is not apparent that the Company will be able to utilize its remaining non-cash assets to invest its cash balances at superior rates of return. By implementing the request described in this proposal it may be less likely that the Company will be able to realize the value of these tax loss carry forwards. However, in late 2000 and early 2001 the Company's shares have traded at a substantial discount to its intrinsic cash value. This appears to suggest that many shareholders place little or no value on the tax loss carry forwards and that many shareholders also feel that there is substantial risk that the cash balance will be utilized in sub-optimal ways. By returning the Company's excess cash to the shareholders, each shareholder should be better able to utilize its portion of the cash received in accordance with each shareholder's own objectives.

                 THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
                      TO THE FOREGOING STOCKHOLDER PROPOSAL

     The Board of Directors opposes the stockholder proposal for the following reasons:

     As Mr. Berg points out, any meaningful cash distribution or share buyback will reduce the likelihood that the Company will be able to realize the value of its tax loss carry forwards. Recently, in October 2000, the Company was able to obtain the release to it of approximately $18.9 million (net of direct legal costs) in connection with the reversal of the judgment against the Company, which had been obtained by SIBIA Neurosciences, Inc. Since that time, the Company has been searching for and considering opportunities which would enable it to utilize its available assets and/or realize upon all or a portion of its tax loss carry forwards. Management believes that it should have the opportunity to pursue this course of action.

     ACCORDINGLY,   THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  AGAINST  THE
STOCKHOLDER PROPOSAL.


                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholders who wish to present proposals at the 2002 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the President of the Company, on or before January 11, 2002.

                             ADDITIONAL INFORMATION

     The Company's Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on May 4, 2001, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

     Upon the written request of any stockholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Written requests for such report should be directed to the Company, 767 Fifth Avenue, New York, New York 10153.

                                     GENERAL

     The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                              By Order of the Board of Directors


                                              Russell D. Glass
                                              President

New York, New York
May 10, 2001

--------------------------------------------------------------------------------

                                                                           PROXY


                        CADUS PHARMACEUTICAL CORPORATION
                   767 Fifth Avenue, New York, New York 10153
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

     The undersigned hereby appoints Russell D. Glass and/or Jack G. Wasserman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Cadus Pharmaceutical Corporation held of record by the undersigned on May 4, 2001, at the Annual Meeting of Stockholders to be held on June 13, 2001 or at any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
                                                                          |
A [X] PLEASE MARK YOUR                                                    |___
     VOTES AS IN THIS
     EXAMPLE.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES
                      IN PROPOSAL 1 AND AGAINST PROPOSAL 2.

                   FOR ALL SIX
                NOMINEES AT RIGHT
              (EXCEPT AS MARKED TO    WITHHOLD
               THE CONTRARY BELOW)   AUTHORITY
1. ELECTION          [  ]              [  ]       NOMINEES: James R. Broach
   OF                                                       Carl C. Icahn
   DIRECTORS                                                Russell D. Glass
                                                            Peter S. Liebert
   (INSTRUCTION: To withhold authority to vote for any      Siegfried G.Schaefer
   of the nominees, strike a line through the nominee's     Jack G. Wasserman
   name in the list at right.)

                                                FOR       AGAINST      ABSTAIN
2. To approve a stockholder proposal  that      [  ]        [  ]         [  ]
   the Board of Directors pursue returning
   the   Company's  excess  cash   to  its
   stockholder.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all listed nominees in propoal 1 and AGAINST proposal 2.

Receipt of Notice of Annual Meeting and Proxy Statement dated May 10, 2001 is hereby acknowledged

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10036. Facsimile copies of the Proxy, properly completed and duly executed, will be accepted at (718) 236-4588. If you have any questions, please call American Stock Transfer & Trust Company at (212) 936-5100.



Signature:____________________________________

Signature if held jointly: _________________________________ Dated:_______, 2001

NOTE: Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.